Exhibit 10.25

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement is entered into as of April 24, 2003, by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS:    Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as may be further amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2.    DESCRIPTION OF COLLATERAL AND GUARANTIES.    Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Section 2.3(a) of the Loan Agreement, entitled “Interest Rate,” shall be amended to read as follows:

“So long as Borrower’s Quick Ratio exceeds 2.00:1.00, Advances shall accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. From and after any month where Borrower’s Quick Ratio is less than 2.00:1.00 and continuing until such time as Borrower’s Quick Ratio exceeds 2.00:1.00, Advances shall accrue interest on the outstanding principal balance at a per annum rate equal of .75 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.”

B.	Section 6.7(i) of the Loan Agreement, entitled “Quick Ratio,” shall be amended to read as follows:

“A monthly (for intra-quarter months only) ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.00, and a quarterly ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.40 to 1.00.”

C.	A Section 6.7(ii) on the agreement shall be deleted in its entirety and replaced with the following:

“(ii) EBIDTA. A monthly EBIDTA of no less than $1.00.

C.	The definitions of “Borrowing Base,” “Committed Revolving Line” and “Revolving Maturity Date” in Section 13.1 of the Loan Agreement shall be amended, and a new definition of “EBIDTA” shall added to such Section, read as follows:

“Borrowing Base” is 80% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that, in either instance, Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral that is not satisfactory to the Bank.”

“Committed Revolving Line” is an Advance, or Advances, of up to $4,000,000.”

“EBIDTA” is earnings before interest expense, taxes, depreciation and amortization expense, calculated in accordance with GAAP, for the previous three months, on a rolling basis.”

“Revolving Maturity Date” is April 23, 2004.

D.	Subsection (f) of the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement shall be amended to read as follows:

“(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727)”

E.	Borrower’s Borrowing Base Certificate and Compliance Certificate shall be amended in the form of Exhibits A and B, respectively, hereto.

4.    CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.    PAYMENT OF LOAN AND DOCUMENTATION FEES.    Borrower shall pay Bank a Loan Fee of Twenty Thousand Dollars ($20,000) and a Legal Documentation Fee in the amount of Six Hundred Fifty Dollars ($650.00), plus all out-of-pocket expenses.

6.    NO DEFENSES OF BORROWER.    Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.    CONDITIONS.    The effectiveness of this Loan Modification Agreement is conditioned upon the following:

A.	Bank’s receipt of this Second Loan Modification duly executed by the Borrower; and
B.	Bank’s receipt of payment of the Loan and Legal Documentation Fees.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: OPTIO SOFTWARE, INC.		BANK: SILICON VALLEY BANK

By:	/S/ C. WAYNE CAPE	By:	/S/ STEVEN DIPASQUALE
	Name: C. Wayne Cape Title: President and CEO		Name: Steven DiPasquale Title: Vice President

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	OPTIO SOFTWARE, INC.

LOAN OFFICER:	Steve DiPasquale

DATE:	April 24, 2003

	Bank Fees:
	Loan Fee	$20,000.00

	Outside Counsel Fees:
	Documentation Fee	$650.00

	TOTAL FEE DUE	$20,650.00

Please indicate the method of payment:

{    } A check for the total amount is attached.

{    } Debit DDA #                         for the total amount.

{    } Loan proceeds

Borrower	(Date)

Silicon Valley Bank Account Officer’s Signature	(Date)

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:    Optio Software, Inc.                                                                                                                       Bank:    Silicon Valley Bank

Commitment Amount:    $4,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of	$

2. Additions (please explain on reverse)	$

3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due (120 days for McKesson)	$

5. Balance of 50% over 90 day accounts (120 days for McKesson)	$

6. Credit balances over 90 days	$

7. Concentration Limits*	$

8. Foreign Accounts	$

9. Governmental Accounts (other than assigned under 31 U.S.C. 3727)	$

10. Contra Accounts	$

11. Promotion or Demo Accounts	$

12. Intercompany/Employee Accounts	$

13. Other (please explain on reverse)	$

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

15. Eligible Accounts (#3 minus #14)	$

16. LOAN VALUE OF ACCOUNTS (80% #15)	$

BALANCES
17. Maximum Loan Amount		$4,000,000

18. Total Funds Available [Lesser of #17 or #16]	$

19. Present balance owing on Line of Credit	$

20. RESERVE POSITION (#18 minus #19)	$

The undersigned represents and warrants that this is true, complete and correct in all material respects, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY

Rec'd By:
Optio Software, Inc.	Auth. Signer
Date:

By:	Verified:
Authorized Signer	Auth. Signer
Date:

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	OPTIO SOFTWARE, INC.

The undersigned authorized officer of Optio Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement, to the knowledge of Borrower, are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days (except FQE)		Yes	No
Quarterly + 10-Q + CC	FQE within 45 days (except FYE)		Yes	No
Annual (Audited) + 10-K + CC	FYE within 90 days		Yes	No
A/R Agings	Monthly within 30 days		Yes	No
A/R Audit	Initial and Annual		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:
Monthly Minimum Quick Ratio	1.25:1.00	:1.00	Yes	No
Quarterly Minimum Quick Ratio	1.40:1.00	:1.00	Yes	No
Monthly Minimum EBIDTA:	$1.00	$	Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate? Yes / No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:

Optio Software, Inc.	AUTHORIZED SIGNER

Date:
SIGNATURE	Verified:

AUTHORIZED SIGNER
TITLE	Date:

Compliance Status: Yes No
DATE